                          Securities and Exchange Commission
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported)    December 18, 1996

                            First Interstate BancSystem of Montana, Inc.
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                  (Exact name of registrant as specified in its charter)

             Montana                             333-3250              81-0331430
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(State or other jurisdiction of                (Commission            (IRS Employer
incorporation or organization)                   File No.)          Identification No.)


 P.O. Box 30918, 401 North 31st Street, Billings, MT              59116-0918
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(Address of principal executive offices)                          (Zip code)

       Registrant's telephone number, including area code   406/255-5300
                                                          --------------------
                                    Not applicable
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            (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS

    Attached hereto as Exhibit 99 is the press release by Mountain Bank Systems, Inc. announcing the closing of its sale of Mountain Bank of Whitefish to First Interstate BancSystem of Montana, Inc. Mountain Bank of Whitefish has offices in Whitefish, Montana and Evergreen, Montana, and has total assets of approximately $68 million. The purchase by First Interstate BancSystem of Montana, Inc. was funded by cash dividends from subsidiaries and borrowings on its existing credit line.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

         99 Copy of Press Release announcing purchase of Mountain Bank of Whitefish by First Interstate BancSystem of Montana, Inc.



                                      SIGNATURE
                               -----------------------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 26, 1996.

    FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.




    By:
       -------------------------------------------
        Terrill R. Moore
        Senior Vice President and Chief Financial Officer